UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2026

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29253	65-0960915
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BBGI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Beasley Broadcast Group, Inc. (the “Company”) deeply regrets to disclose that Peter A. Bordes, Jr., a member of the Company’s Board of Directors (the “Board”), passed away on September 19, 2026. The Company is saddened by Mr. Bordes’s untimely passing and extends its sincere condolences to his family and friends. Mr. Bordes joined the Company’s Board as an independent director in November 2016 and served on the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board at the time of his passing.

Following the death of Mr. Bordes, the Audit Committee has temporarily been reduced to two members, both of whom are independent directors. Due to the reduced number of Audit Committee members, the Company is no longer compliant with Nasdaq Rule 5605(c)(2)(A), which requires that the audit committee of a Nasdaq-listed company consist of at least three members, each of whom is an independent director. Upon receiving notification on September 23, 2026 of Mr. Bordes’s passing, the Company notified Nasdaq of the resulting non-compliance with Rule 5605(c)(2)(A). Pursuant to Nasdaq Rule 5605(c)(4)(B), the Company intends to rely on the cure period to reestablish compliance with Nasdaq Rule 5605(c)(2)(A). The cure period will expire upon the earlier of (i) the Company’s next annual meeting of stockholders or (ii) September 19, 2027. The Company intends to appoint an independent director to the Audit Committee by the cure period under Nasdaq Rule 5605(c)(4)(B).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: September 24, 2026	By:	/s/ Chris Ornelas
Chris Ornelas
General Counsel and Secretary